Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Terra Income Fund 6, Inc.:

We consent to the use of our report, dated November 20, 2017, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-2.

/s/ KPMG LLP

New York, New York

December 13, 2017